EXHIBIT 5.7

Steven Morse, Esq.

Morse & Morse, PLLC

1400 Old Country Road

Suite 320

Westbury, NY 11590

516-487-1446

516-487-1452/fax

morgold@aol.com

Board of Directors	September 7, 2006
BlastGard International, Inc.
12900 Automobile Blvd., Suite D
Clearwater, Florida 33762

Re:	Opinion of Counsel

Registration Statement on Form SB-2 – File No. 333-135815

Gentlemen:

You have requested our opinion, as counsel for BlastGard International, Inc., a Colorado corporation (the “Company”), in connection with the pre-effective amendment No. 2 to a registration statement on Form SB-2, SEC file no. 333-135815 (the “Registration Statement”), under the Securities Act of 1933, as amended, filed by the Company with the Securities and Exchange Commission for the sale of 5,926,669 shares (the “Registered Shares”) of common stock, $.001 par value (the “Common Stock”), by the selling security holders named in the Registration Statement, including (i) up to 100,000 shares of common stock held by certain security holders; (ii) up to 3,497,333 shares of common stock issuable upon exercise of common stock purchase warrants; and (iii) up to 2,329,336 shares issuable upon conversion of secured convertible promissory notes.

We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing and in reliance thereon, we are of the opinion that the 100,000 shares of common stock held by certain selling security holders are legally issued, fully paid and non-assessable and the 3,497,333 shares of common stock issuable upon exercise of the warrants, and the 2,329,336 shares issuable upon conversion of the notes will be, when issued in the manner described in the Registration Statement, duly authorized, legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We hereby further consent to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Sincerely,

/s/ MORSE & MORSE, PLLC